Exhibit 10.1

EIGHTH AMENDMENT TO EXIM GUARANTEED LOAN AGREEMENT

This EIGHTH AMENDMENT TO EXIM GUARANTEED LOAN AGREEMENT (the "Eighth Amendment"), dated as of the 20th day of January, 2005, is made by and among HORIZON OFFSHORE CONTRACTORS, INC. ("Contractors"), HORIZON SUBSEA SERVICES, INC. ("Subsea"), HORIZON VESSELS, INC. ("Vessels"), and HORIZEN, L.L.C. ("LLC", and together with Contractors, Subsea and Vessels, the "Borrowers"), jointly and severally, each of the financial institutions which is or may from time to time become a party to such Agreement (as defined below) (collectively, "Lenders," and each a "Lender"), and SOUTHWEST BANK OF TEXAS, N.A., as agent (in such capacity, the "Agent").

W I T N E S S E T H:

WHEREAS, Borrowers, Lenders and Agent are parties to that certain EXIM Guaranteed Loan Agreement dated as of August 15, 2001 (as the same has been or may hereafter be amended, supplemented or otherwise modified, the "Agreement"); and

WHEREAS, Borrowers, Lenders and Agent now desire to amend the Agreement as herein set forth.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and premises contained herein, together with other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the conditions to effectiveness set forth in Section 7 hereof, the parties hereto agree as follows:

1.     Terms. Capitalized terms used in this Eighth Amendment (including the recitals hereof) shall have the meanings assigned to them in the Agreement, as amended by this Eighth Amendment.

2.     Amendments to Definitions.

(a)   The following definitions set forth in Section 1.1 of the Agreement are hereby amended and restated in their entirety as follows:

"Borrowing Base Eligible Receivables" means any accounts receivable (on a gross basis without giving effect to advance rate percentages) of the Borrowers and its Subsidiaries derived from or attributable to any contract the receivables of which are or previously were eligible for inclusion in the Borrowing Base.

"Termination Date" means 11:00 a.m., Houston, Texas time on February 11, 2005.

3.     Termination of Commitments. Notwithstanding anything to the contrary contained in the Agreement, from and after the date hereof each Lender's Commitment is hereby terminated and the Borrowers shall have no right to receive any further Advances under the Agreement. Furthermore, the Lenders shall not be required to issue any new Letters of Credit or increase any existing Letters of Credit under the Agreement.

4.     Cash Sweep and Combined Commitment Reductions. Notwithstanding anything to the contrary in the Loan Documents and without limitation of any terms thereof, commencing on January 21, 2005, through the Termination Date, Borrowers shall cause all funds consisting of Borrowing Base Eligible Receivables to be paid directly to the Holding Lockbox or deposited directly into the Holding Account. If for any reason such funds are not paid directly to the Holding Lockbox or deposited directly into the Holding Account, Borrower shall immediately transfer such funds into the Holding Account. Agent shall transfer daily to the Collateral Account all such funds received in the Holding Lockbox or deposited directly into or transferred into the Holding Account. All such funds consisting of Borrowing Base Eligible Receivables shall be applied by Agent to the Obligations. Borrowers shall deliver to Agent daily a report showing the sources of amounts received in the Holding Lockbox and deposited in the Holding Account on the prior day.

5.     Cash Collateral Securing Pemex Bond. In no event shall the cash collateral previously securing the Pemex Bond (as defined in the May Consent Letter (as defined below)) be paid to the holders of any Subordinated Debt.

6.     Accounts. Borrowers and their respective Subsidiaries shall maintain all of their domestic deposit accounts with Agent (each such account a "Domestic Account"), except for petty cash accounts in an aggregate amount which does not exceed $300,000 and workmen's compensation accounts required to be maintained at other locations. Borrowers shall only transfer funds from a Domestic Account for purposes of paying Borrowers' operating expenses then due and payable in the ordinary course of Borrowers' business. Borrowers shall give Agent no less than twenty-four hours advance notice of any individual request for withdrawal from a Domestic Account in excess of $1,500,000, including the amount to be withdrawn, the payee thereof and the purpose of such payment. Agent shall have the right to refuse any withdrawal request in the event Agent is not provided prior written notice thereof as required in this Paragraph 6 or Agent determines that such withdrawal is being made for purposes other than paying Borrowers' operating expenses then due and payable in the ordinary course of Borrowers' business.

7.     Conditions Precedent. The effectiveness of this Eighth Amendment is subject to the satisfaction of the following:

(a)   this Eighth Amendment shall have been duly executed and delivered by each of the parties set forth on the signature pages hereto;

(b)   Agent shall have received, for the ratable benefit of the Lenders, $270,000 in immediately available U.S. Dollars which sum represents that portion the remaining fee payable to Borrowers under the consent letter dated May 25, 2004 (the "May Consent Letter"), which is allocable to the Agreement;

(c)   Agent and Lenders shall have received such other documents, instruments, and consents as they may require in connection with this Eighth Amendment;

(d)   Agent shall have received evidence satisfactory to it that the conditions precedent to effectiveness of the Ninth Amendment to Domestic Loan Agreement shall have been satisfied;

(e)   Agent shall have received consent of Exim Bank to the matters contemplated by this Eighth Amendment; and

(f)   all fees and expenses of Vinson & Elkins, LLP, as counsel to Agent, and all other professional fees of Agent's consultants, in each case incurred in connection with the Agreement and this Eighth Amendment, shall have been paid in full.

8.     Amendment Fee. The Borrowers jointly and severally agree to pay to Agent, for the ratable benefit of the Lenders, an amendment fee of $14,200, payable on the earlier of February 11, 2005, or such earlier date as the Obligations shall be paid in their entirety.

9.     Release and Covenant Not to Sue. EACH BORROWER (IN ITS OWN RIGHT AND ON BEHALF OF ITS DIRECTORS, OFFICERS, EMPLOYEES, INDEPENDENT CONTRACTORS, ATTORNEYS AND AGENTS) AND EACH GUARANTOR (IN ITS OWN RIGHT AND ON BEHALF OF ITS RESPECTIVE ATTORNEYS AND AGENTS) (THE "RELEASING PARTIES") JOINTLY AND SEVERALLY RELEASE, ACQUIT, AND FOREVER DISCHARGE AGENT AND EACH LENDER AND THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, INDEPENDENT CONTRACTORS, ATTORNEYS AND AGENTS, (COLLECTIVELY, THE "RELEASED PARTIES"), TO THE FULLEST EXTENT PERMITTED BY APPLICABLE STATE AND FEDERAL LAW, FROM ANY AND ALL ACTS AND OMISSIONS OF THE RELEASED PARTIES, AND FROM ANY AND ALL CLAIMS, CAUSES OF ACTION, COUNTERCLAIMS, DEMANDS, CONTROVERSIES, COSTS, DEBTS, SUMS OF MONEY, ACCOUNTS, RECKONINGS, BONDS, BILLS, DAMAGES, OBLIGATIONS, LIABILITIES, OBJECTIONS, AND EXECUTIONS OF ANY NATURE, TYPE, OR DESCRIPTION WHICH THE RELEASING PARTIES HAVE AGAINST THE RELEASED PARTIES, INCLUDING, BUT NOT LIMITED TO, NEGLIGENCE, GROSS NEGLIGENCE, USURY, FRAUD, DECEIT, MISREPRESENTATION, CONSPIRACY, UNCONSCIONABILITY, DURESS, ECONOMIC DURESS, DEFAMATION, CONTROL, INTERFERENCE WITH CONTRACTUAL AND BUSINESS RELATIONSHIPS, CONFLICTS OF INTEREST, MISUSE OF INSIDER INFORMATION, CONCEALMENT, DISCLOSURE, SECRECY, MISUSE OF COLLATERAL, WRONGFUL RELEASE OF COLLATERAL, FAILURE TO INSPECT, ENVIRONMENTAL DUE DILIGENCE, NEGLIGENT LOAN PROCESSING AND ADMINISTRATION, WRONGFUL SETOFF, VIOLATIONS OF STATUTES AND REGULATIONS OF GOVERNMENTAL ENTITIES, INSTRUMENTALITIES AND AGENCIES (BOTH CIVIL AND CRIMINAL), RACKETEERING ACTIVITIES, SECURITIES AND ANTITRUST LAWS VIOLATIONS, TYING ARRANGEMENTS, DECEPTIVE TRADE PRACTICES, BREACH OR ABUSE OF ANY ALLEGED FIDUCIARY DUTY, BREACH OF ANY ALLEGED SPECIAL RELATIONSHIP, COURSE OF CONDUCT OR DEALING, ALLEGED OBLIGATION OF FAIR DEALING, ALLEGED OBLIGATION OF GOOD FAITH, AND ALLEGED OBLIGATION OF GOOD FAITH AND FAIR DEALING, WHETHER OR NOT IN CONNECTION WITH OR RELATED TO THE AGREEMENT, THE LOAN DOCUMENTS AND THIS EIGHTH AMENDMENT, AT LAW OR IN EQUITY, IN CONTRACT IN TORT, OR OTHERWISE, KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED (COLLECTIVELY, THE "RELEASED CLAIMS"). THE RELEASING PARTIES FURTHER JOINTLY AND SEVERALLY AGREE TO LIMIT ANY DAMAGES THEY MAY SEEK IN CONNECTION WITH ANY CLAIM OR CAUSE OF ACTION, IF ANY, TO EXCLUDE ALL PUNITIVE AND EXEMPLARY DAMAGES, DAMAGES ATTRIBUTABLE TO LOST PROFITS OR OPPORTUNITY, AND THE RELEASING PARTIES DO HEREBY JOINTLY AND SEVERALLY WAIVE AND RELEASE ALL SUCH DAMAGES WITH RESPECT TO ANY AND ALL CLAIMS OR CAUSES OF ACTION WHICH MAY ARISE AT ANY TIME AGAINST ANY OF THE RELEASED PARTIES. THE RELEASING PARTIES REPRESENT AND WARRANT THAT NO FACTS EXIST WHICH COULD PRESENTLY SUPPORT THE ASSERTION OF ANY OF THE RELEASED CLAIMS AGAINST THE RELEASED PARTIES. THE RELEASING PARTIES FURTHER COVENANT NOT TO SUE THE RELEASED PARTIES ON ACCOUNT OF ANY OF THE RELEASED CLAIMS, AND EXPRESSLY WAIVE ANY AND ALL DEFENSES THEY MAY HAVE IN CONNECTION WITH THEIR DEBTS AND OBLIGATIONS UNDER THE AGREEMENT, THE LOAN DOCUMENTS AND THIS EIGHTH AMENDMENT. THIS SECTION 9 IS IN ADDITION TO AND SHALL NOT IN ANY WAY LIMIT ANY OTHER RELEASE, COVENANT NOT TO SUE, OR WAIVER BY THE RELEASING PARTIES IN FAVOR OF THE RELEASED PARTIES. NOTWITHSTANDING ANY PROVISION OF THE AGREEMENT, THIS EIGHTH AMENDMENT OR ANY OTHER LOAN DOCUMENT, THIS SECTION 9 SHALL REMAIN IN FULL FORCE AND EFFECT AND SHALL SURVIVE THE DELIVERY AND PAYMENT ON THE OBLIGATIONS, THE AGREEMENT, THIS EIGHTH AMENDMENT AND THE OTHER LOAN DOCUMENTS.

10.     Reaffirmation of Guarantees. By their execution hereof, each of the Guarantors acknowledges and agrees (a) to the terms of the release and covenant not to sue set forth in the foregoing Section 9, and (b) that all of the terms and provisions of their respective guarantees shall remain in full force and effect and that the amendments and modifications herein contained shall in no manner adversely affect or impair any Guarantor's obligations under such guaranty.

11.     Binding Effect. It is further understood and agreed by and among the parties hereto that all terms and conditions of the Agreement, except as herein modified, shall remain in full force and effect. This Eighth Amendment shall constitute a Loan Document under and as defined in the Agreement. ANY FAILURE TO COMPLY WITH THE TERMS OF THIS EIGHTH AMENDMENT SHALL CONSTITUTE AN IMMEDIATE EVENT OF DEFAULT UNDER THE AGREEMENT.

12.     Counterparts. This Eighth Amendment may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Eighth Amendment to be duly executed as of the day and year first above written.

BORROWERS:

HORIZON OFFSHORE CONTRACTORS, INC.
By:	/s/ David W. Sharp
David W. Sharp Executive Vice President

HORIZEN, L.L.C.
By:	/s/ David W. Sharp
David W. Sharp Executive Vice President

HORIZON SUBSEA SERVICES, INC.
By:	/s/ David W. Sharp
David W. Sharp Executive Vice President

HORIZON VESSELS, INC.
By:	/s/ David W. Sharp
David W. Sharp Executive Vice President

AGENT:

SOUTHWEST BANK OF TEXAS, N.A., as Agent
By:	/s/ Brian Duncan
Brian Duncan Vice President

[Signatures continued on next page]

LENDERS:

SOUTHWEST BANK OF TEXAS, N.A.
By:	/s/ Brian Duncan
Brian Duncan Vice President

DRESDNER BANK LATEINAMERIKA AG
By:	/s/ Andreas Thomas and /s/ Wolf-Peter Mueller
Andreas Thomas and Wolf-Peter Mueller Vice Presidents

BANK OF SCOTLAND
By:	/s/ Karen Weich
Karen Weich Assistant Vice President

HIBERNIA NATIONAL BANK
By:	/s/ Tammy Boyd
Tammy Boyd Senior Vice President

Acknowledged and Agreed to this 20th day of January, 2005.

GUARANTORS:

HORIZON OFFSHORE, INC.

PROGRESSIVE PIPELINE CONTRACTORS, INC.

AFFILIATED MARINE CONTRACTORS, INC.

TEXAS OFFSHORE CONTRACTORS CORP.

FLEET PIPELINE SERVICES, INC.

GULF OFFSHORE CONSTRUCTION, INC.

BAYOU MARINE CONTRACTORS, INC.

HORIZON OFFSHORE, S. DE R.L. DE C.V.

HORIZON OFFSHORE CONTRACTORS, LTD.

HORIZON GROUP L.D.C.

HORIZON OFFSHORE NIGERIA LTD.

TIBURON INGENERIA Y CONSTRUCCION, S. DE R.L. DE C.V.

HORIZON VESSELS INTERNATIONAL LTD.

PT HORIZON INDONESIA

HORIZON OFFSHORE INTERNATIONAL LTD.

HORIZON MARINE CONSTRUCTION LTD.

HORIZON OFFSHORE PTE. LTD.

HORIZON OFFSHORE CONTRACTORS (MAURITIUS) LTD.

HORIZON MARINE CONSTRUCTION (MAURITIUS) LTD.

HORIZON C-BAY COSTA AFUERA, S. DE R.L. DE C.V.

HOC OFFSHORE, S. DE R.L. DE C.V.

PT ARMANDI PRANAUPAYA

HORIZON MARINE CONTRACTORS (MALAYSIA) SDN BHD

HORIZON OFFSHORE SERVICES, LTD.

MARINE LEASING (LABUAN) PTE LTD.

By:	/s/ David W. Sharp
David W. Sharp Executive Vice President

ECH OFFSHORE, S. DE R.L. DE C.V.
By:	/s/ David W. Sharp
David W. Sharp Sole Member

By:	/s/ Robert M. Cheves
Robert M. Cheves VP Latin America